UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) February 20, 2007

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 20, 2007, Sonic Innovations, Inc. (the “Company”) entered into a Stock Purchase Agreement with Tympany Holdings, LLC, a Delaware limited liability company for the sale of its Tympany Division. Tympany Holdings, LLC acquired all of the outstanding stock of Tympany, Inc., for a payment of $2,000,000, with $600,000 paid to the Company at closing, and three quarterly payments of $466,666, and certain additional payments based on the Tympany Division’s performance through December 31, 2007. Such additional payments will be forwarded to the previous Tympany shareholders to satisfy the earnout obligations under the Company’s original acquisition agreement of December 2004.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

As described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the disposition of the Tympany Division was completed on February 20, 2007.

ITEM 8.01 Other Events

On February 21, 2007, the Company issued a press release announcing the Company’s entry into the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act as amended, but is instead “furnished” as required by that instruction.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

2.1	Stock Purchase Agreement between Sonic Innovations, Inc., Tympany, Inc. and Tympany Holdings, LLC.(*)

99.1	Sonic Innovations Inc. press release dated February 20, 2007.

(*)	Confidential treatment requested for a portion of this document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: February 26, 2007.

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran Vice President and Chief Financial Officer

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